EXHIBIT 99.1
                             PRESS RELEASE
                        For Immediate Release

Date:      April 18, 2005
Contact:   Bruce W. Teeters, Sr. Vice President
Phone:     (386) 274-2202
Facsimile: (386) 274-1223

          CONSOLIDATED TOMOKA ANNOUNCES FIRST QUARTER EARNINGS

      DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (AMEX CTO) today reported net income of $9,082,433 or $1.61 basic per share earnings and earnings before depreciation, amortization and deferred taxes (EBDDT) of $14,480,653 or $2.56 per share for the quarter ended March 31, 2005. The comparable numbers for the first quarter of 2004 were a net loss of $131,039 or $.02 per share and negative EBDDT of $265,870 ($.05) per share.

      EBDDT is being provided to reflect the impact of the Company's business strategy of investing in income properties. This strategy generates significant amounts of depreciation and deferred taxes. The Company believes EBDDT is useful, along with net income, to understand the Company's operating results.

      William H. McMunn, president and chief executive officer, stated, "First quarter operating results were favorably impacted by the sale of 174 acres, including approximately 120 acres to Florida Hospital, which has announced plans to construct a new hospital on the property. Improved earnings were also experienced by the Company's growing portfolio of income properties. In January, the Company acquired a Lowe's Home Improvement Center located in North Carolina. The Company has contracts pending on five selected income properties to reinvest the proceeds of its current land sales. Overall sales activity remains strong and the Company has a significant backlog of contracts to close."

      Consolidated-Tomoka Land Co. is a Florida-based Company primarily engaged in converting Company owned timber lands into a portfolio of income properties strategically located throughout the Southeast, and development, management and sale of targeted real estate properties. Visit our website at www.consolidatedtomoka.com













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                       EARNINGS NEWS RELEASE

                                                         QUARTER ENDED
                                                 ----------------------------

                                                    MARCH 31,      MARCH 31,
                                                      2005           2004
                                                 ------------     -----------
REVENUES
                                                  $23,329,993      $3,576,145
NET INCOME (LOSS)
                                                  $ 9,082,433     ($  131,039)
EARNINGS (LOSS) PER SHARE:

 BASIC                                                  $1.61          ($0.02)

 DILUTED                                                $1.59          ($0.02)

            RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
             DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES


                                                         QUARTER ENDED
                                                   --------------------------
                                                    MARCH 31,      MARCH 31,
                                                       2005          2004
                                                   -----------   ------------
Net Income (Loss)                                  $ 9,082,433      ($131,039)

Add Back:

     Depreciation and Amortization                     399,731        285,459

     Deferred Taxes                                  4,998,489      ( 420,290)
                                                     ---------       --------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                  $14,480,653     $( 265,870)
                                                    ==========       ========

WEIGHTED AVERAGE NUMBER OF SHARES                    5,649,799      5,629,347
                                                    ==========      =========

EBDDT Per Share                                          $2.56         ($0.05)
                                                          ====          =====
EBDDT - Earnings Before Depreciation, Amortization, and Deferred
Taxes. EBDDT is not a measure of operating results or cash flows from operating activities as defined by accounting principles generally accepted in the United States of America. Further, EBDDT is not necessarily indicative of cash availability to fund cash needs and should not be considered as an alternative to cash flow as a measure of liquidity. The Company believes, however, that EBDDT provides relevant information about operations and is useful, along with net income, for an understanding of the Company's operating results.

EBDDT is calculated by adding depreciation, amortization, and deferred income taxes to net income as they represent non-cash charges.


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                     CONSOLIDATED-TOMOKA LAND CO.
                      CONSOLIDATED BALANCE SHEET


                                                       MARCH 31,    DECEMBER 31,
                                                         2005           2004
                                                    ------------    -----------
ASSETS
Cash                                                $    462,966   $    273,911
Restricted Cash                                       32,110,043     27,717,882
Investment Securities                                  4,491,763      3,642,785
Notes Receivable                                       4,334,979      4,425,252
Land and Development Costs                            10,702,595      9,821,988
Intangible Assets                                      3,248,124      2,726,763
Other Assets                                           2,493,446      2,034,530
                                                      ----------     ----------
                                                    $ 57,843,916    $50,643,111
                                                      ----------     ----------
Property, Plant and Equipment:
 Land, Timber and Subsurface Interests              $  2,071,931   $  2,091,080
 Golf Buildings, Improvements and Equipment           11,363,137     11,345,915
 Income Properties Land, Buildings and Improvements   68,301,231     58,703,711
 Other Furnishings and Equipment                       1,365,112      1,228,400
                                                      ----------     ----------
  Total Property, Plant and Equipment                 83,101,411     73,369,106
Less Accumulated Depreciation and Amortization        (5,139,908)    (4,791,243)
                                                      ----------     ----------
 Net - Property, Plant and Equipment                  77,961,503     68,577,863
                                                      ----------     ----------
 TOTAL ASSETS                                       $135,805,419   $119,220,974
                                                     ===========    ===========
LIABILITIES
Accounts Payable                                    $     87,884   $    405,609
Accrued Liabilities                                    5,130,808      3,895,125
Income Taxes Payable                                   1,449,863        658,040
Deferred Income Taxes                                 30,932,964     25,934,475
Notes Payable                                          8,663,627      8,716,976
                                                      ----------     ----------
     TOTAL LIABILITIES                              $ 46,265,146   $ 39,610,225
                                                      ----------     ----------
SHAREHOLDERS' EQUITY
Common Stock                                           5,655,995      5,641,722
Additional Paid in Capital                             3,266,205      2,176,184
Retained Earnings                                     81,003,369     72,316,660
Accumulated Other Comprehensive Loss                 (   385,296)   (   523,817)
                                                      ----------     ----------
     TOTAL SHAREHOLDERS' EQUITY                       89,540,273     79,610,749
                                                      ----------     ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $135,805,419   $119,220,974
                                                     ===========    ===========



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                           "Safe Harbor"

    Certain statements contained in this press release (other than the statements of historical fact are forward-looking statements. The words "believe," "estimate," "expect," "intend," "anticipate," "will," "could," "may," "should," "plan,""potential," "predict," "forecast,"and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

    The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2005, and thereafter include many factors that are beyond the Company's ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the market demand of the Company's real estate parcels, income properties, timber and other products; the impact of competitive real estate; changes in pricing by the Company or its competitors; the costs and other effects of complying with environmental and other regulatory requirements; losses due to natural disasters; and changes in national, regional or local economic and political conditions, such as inflation, deflation, or fluctuation in interest rates.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.
















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